Exhibit 1




                             JOINT FILING AGREEMENT

         The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Bio-Plexus, Inc., and hereby affirm that this Amendment No. 1 to the Schedule 13D is being filed on behalf of each of the undersigned.

Dated: June 28, 2002            Commonwealth Associates, L.P.

                                By: Commonwealth Associates Management
                                    Company, Inc., its general partner

                                By:/s/ Joseph P. Wynne
                                   ----------------------------------------
                                Name:  Joseph P. Wynne
                                Title: Chief Financial Officer

Dated: June 28, 2002            Commonwealth Associates Management Company, Inc.


                                By: /s/ Joseph P. Wynne
                                   ------------------------------------------
                                Name: Joseph P. Wynne
                                Title: Chief Financial Officer